UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLUE OWL CAPITAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLUE OWL Your Vote Counts! BLUE OWL CAPITAL INC. 2022 Annual Meeting June 10, 2022 Vote Now! As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Vote Common Shares by: June 9, 2022 Control Number: 0123456789012345 Ways to Vote Go to ProxyVote.com Call 1-800-690-6903

This email represents the following share(s): Important Materials: Proxy Statement 10-K Report Attend the Virtual Meeting Attend the Meeting For holders as of April 20, 2022 Why Should I vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares. (c) 1997-2022 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered arks belong to their respective owners. Email Settings | Terms and Conditions Privacy Statement 2